Bayshore Exploration L.L.C.                         20501 Kay Freeway, Suite 216
                                                              Katy, Texas  77450
                                                            Phone (281) 646-1919
                                                              Fax (281) 647-9448


April 20, 2005



Paxton Energy, Inc.
1940 Zinfandel Drive, Suite C
Rancho Cordova, California 95670

RE:      Area of Mutual Interest & Lease Options
         Cooke No. 3 Well
         Cooke Ranch Deep Prospect
         La Salle County, Texas

Gentlemen:

The Cooke Ranch Deep Prospect shall have an Area of Mutual Interest ("AMI") which includes the subject leases being 8,882.54 acres of land, more or less, and extends five miles in all directions from the lease boundaries of the subject leases. The AMI shall be for a period of ten (10) years or as long as there is commercial oil and gas production on the subject leases.

Bayshore Exploration L.L.C. is also in the process of acquiring Seismic and Lease Option Agreements from local landowners over several deep gas prospects in the area. Any Seismic and Lease Option Agreements acquired by Bayshore within ten (10) miles of the subject leases shall be included in the above mentioned AMI and will be offered to Paxton Energy, Inc. on a ground floor basis.

Thank you for your time and consideration.

Sincerely,

BAYSHORE EXPLORATION L.L.C.

/s/ Jamin Swantner
Jamin Swantner
President

JJS:jrs